                                                                  Exhibit (k)(5)

                  AMENDED AND RESTATED ADMINISTRATION AGREEMENT

     THIS AMENDED AND RESTATED ADMINISTRATION AGREEMENT dated October 1, 2006 with effect from January 1, 2006, between each Pioneer Fund listed on Exhibit 1 hereto (each a "Fund" and collectively the "Funds") and Pioneer Investment Management, Inc., a Delaware corporation (the "Manager").

     WHEREAS, each of the Funds is registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") for the purpose of registering its shares for public offering under the Securities Act of 1933, as amended (the "1933 Act");

     WHEREAS, the Manager has entered into a Management Contract (the "Management Contracts") with each of the Funds;

     WHEREAS, each Fund desires to retain the Manager to assist it in performing certain services with respect to the Fund, and the Manager is willing to perform such services on the terms and conditions set forth in this Agreement; and

     WHEREAS, the Manager provides administrative services to the Funds pursuant to an Administration Agreement dated October 9, 1998 between the Funds and the Manager, and the Funds and the Manager intend that, upon the execution and delivery of this Agreement, this Agreement shall supersede and replace the Existing Agreement;

     NOW THEREFORE, in consideration of the mutual covenants and benefits set forth herein, each Fund and the Manager hereby agree as follows:

     1. Under the Management Contract, the Manager has agreed to pay for all of the expenses of the Funds other than the costs of certain specified services or obligations. Among other expenses that are be to paid by a Fund are (i) charges and expenses for fund accounting, pricing and appraisal services and related overhead, including, to the extent such services are performed by personnel of the Manager or its affiliates, office space and facilities, and personnel compensation, training and benefits; (ii) fees and expenses involved in registering and maintaining registrations of the Fund and/or its shares with federal regulatory agencies, state or blue sky securities agencies and foreign jurisdictions, including the preparation of prospectuses and statements of additional information for filing with such regulatory authorities; (iii) expenses of shareholders' and Trustees' meetings and of preparing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies; and (iv) charges and expenses of legal counsel to the Fund. Certain of the Management Contracts also provide that the relevant Fund is responsible for any other expense that the Fund, the Manager or any other agent of the Fund may incur (A) as a result of a change in the law or regulations, (B) as a result of a mandate from the Boards of Trustees with associated costs of a character generally assumed by similarly structured investment companies or (C) that is similar to the expenses listed above, and, in each case, that is approved by the Boards of Trustees as being an appropriate expense of the applicable Fund. The Manager and the Board of Trustees responsible for each Fund have determined that it is reasonable to conclude that the personnel of the Manager can provide certain of the services in a manner that is more operationally efficient and at a lower cost than a third party vendor or professional. Based upon that determination, the Funds and the Manager have entered into this Agreement.

     2. The Funds authorize the Manager to perform on behalf of the Funds, and the Manager agrees to perform, the accounting and accounting-related services listed on Exhibit 2 hereto (the "Accounting Services"), subject to the supervision of the Boards of Trustees. The list of Accounting Services to be performed by the Manager may be revised from time to time by mutual agreement of the parties.

     3. The Funds authorize the Manager to perform on behalf of the Funds, and the Manager agrees to perform, the legal services listed on Exhibit 3 hereto (the "Legal Services"), subject to the supervision of the Boards of Trustees. For purposes of clarity, it is recognized that such Legal Services are provided for the benefit of the Funds in conjunction with legal services separately provided to the Funds by counsel to the Funds, and nothing in this Agreement shall cause the Manager to be responsible for the fees and disbursements of counsel to the Funds. The Manager agrees that any Legal Services will, to the extent required by applicable law, be performed by persons admitted to practice in the appropriate jurisdiction and in a manner consistent with any applicable code of professional conduct. The list of Legal Services to be performed by the Manager may be revised from time to time by mutual agreement of the parties.

     4. The Funds authorize the Manager to perform the compliance services listed on Exhibit 4 hereto (the "Compliance Services" and together with the Accounting Services and the Legal Services, the "Services"), subject to the supervision of the Boards of Trustees. The list of Compliance Services to be performed by the Manager may be revised from time to time by mutual agreement of the parties.

     5. Any investment company for which the Manager serves as investment adviser may be added as a party to this Agreement by written agreement between the Manager and such investment company. Each subsequently added investment company shall be a "Fund" for purposes of this Agreement, and Exhibit 1 shall be modified to reflect the addition of such Fund.

     6. In consideration of provision of the Services, each Fund shall pay the Manager a monthly fee at an annual rate of 0.0225% of the Fund's average daily net assets (provided that in the case of those Funds indicated on Exhibit 1 as being provided certain Accounting Services by a third party, the fee shall be at an annual rate of 0.0175% of average daily net assets). The Manager and the Funds agree that the fees payable under this Agreement will be reviewed on an annual basis in connection with the Trustees' review of the continuation of the Management Contracts and that the Manager shall provide such information as the Trustees reasonably shall request to evaluate the benefits of this Agreement to the Funds and the fees hereunder, including an analysis of the costs to the Manager of providing the Services.

     7. In performing the Services, the Manager shall act in accordance with the Declarations of Trust, by-laws and prospectuses of the Funds, the Funds' policies and procedures, and instructions of the Boards of Trustees responsible for the Funds, and will conform to and comply with the requirements of the 1940 Act, the 1933 Act and all other applicable federal and state laws and regulations, and will consult with Fund counsel, as necessary and appropriate. The

Manager will not be liable for any error of judgment or mistake of law in the performance of the Services, but nothing contained herein will be construed to protect the Manager against any liability to a Fund or its shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of the Services or by reason of its reckless disregard of its obligations and duties under this Agreement. Each Fund separately shall indemnify and hold the Manager harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Manager resulting from or arising out of the provision of the Services, provided that this indemnification shall not apply to actions or omissions of the Manager, its officers or employees resulting from or arising out of its or their own willful misfeasance, bad faith or gross negligence. The Manager shall indemnify and hold each Fund harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by a Fund resulting from or arising out of the Manager's, or its officers' or employees' own willful misfeasance, bad faith or gross negligence.

     8. (a) This Agreement shall be effective from the date hereof and shall continue in effect until December 31, 2006 and shall continue thereafter for successive one-year terms, unless terminated pursuant to the provision of sub-section (b) of this Section 8, so long as such continuance is specifically approved at least annually by the Boards of Trustees of the Funds and by a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Funds.

          (b) Any party hereto may, without penalty, terminate this Agreement by giving 60 days' written notice to the other party. Termination of this Agreement with respect to any Fund shall in no way affect the continued validity of this Agreement with respect to any other Fund. Payments for the Services prior to such termination and due the Manager and unpaid by a Fund upon such termination shall continue to be due and payable in accordance with this Agreement notwithstanding such termination.

          (c) This Agreement may be modified or amended as to any or all Funds from time to time by written agreement of the Manager and the relevant Fund or Funds.

          (d) This Agreement shall not be assigned by either party hereto without the prior consent in writing of the other party. This Agreement shall be binding upon and shall inure to the benefit of each Fund, the Manager and their respective successors and permitted assigns.

          (e) The Manager hereby agrees that the books and records prepared hereunder with respect to a Fund are the property of that Fund and further agrees that, upon termination of this Agreement or otherwise upon request, the Manager will surrender promptly to the Funds copies of the books and records maintained hereunder.

     9. The Manager agrees that, except as otherwise required by law or in connection with any required disclosure to a regulatory authority, it will keep confidential all records and information in its possession relating to the Funds or their shareholders or shareholder accounts and will not disclose the same to any person except at the request of or with the written consent of the Funds.

     10. The Manager is an independent contractor and not an employee of the Funds for any purpose. If any occasion should arise in which the Manager gives any advice to its clients concerning the shares of the Funds, the Manager will act solely as investment counsel for such clients and not in any way on behalf of the Funds or any series thereof.

     11. This Agreement shall be construed as a separate agreement between each Fund and the Manager, and under no circumstance shall the rights, obligations or remedies with respect to a particular Fund be deemed to constitute a right, obligation or remedy applicable to any other Fund. The term "Fund" as used in this Agreement shall be deemed to refer separately to each investment company (or series thereof) listed in Exhibit 1 to this Agreement unless the context otherwise requires. Reference to the "parties" shall be deemed to include each of the Funds, on one hand, and the Manager, on the other, unless the context otherwise requires.

     12. With respect to any Fund that is a Delaware statutory trust or Massachusetts business trust, or series thereof, the Manager acknowledges and agrees that, to the extent Trustees or officers thereof are regarded as entering into this Agreement, they do so only as Trustees or officers and not individually and that the obligations of the Agreement are not binding upon any such Trustee or officer individually, nor on any shareholder of the trust, but are binding only upon the assets and property of the particular trust or series thereof, and all persons dealing with any class of shares of the trust must look solely to the trust property belonging to such class for the enforcement of any claims against the trust.

     13. This Agreement sets forth the entire agreement of the parties with respect to the subject matter of this Agreement and is intended to be the complete and exclusive statement of the terms hereof.

     14. This Agreement and all performance hereunder shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     15. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     16. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. Upon execution and delivery of this Agreement by the parties, this Agreement shall supersede and replace the Existing Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers this 1st day of October 2006 with effect from January 1, 2006.

Attest:                                 The Pioneer Funds Listed on Exhibit 1
                                        hereto


/s/ Dorothy E. Bourassa                 By: /s/ Vincent Nave
-------------------------------------       ------------------------------------
Dorothy E. Bourassa                         Vincent Nave
Secretary                                   Treasurer


Attest:                                 PIONEER INVESTMENT MANAGEMENT, INC.


/s/ Margaret C. Begley                  By: /s/ Osbert M. Hood
-------------------------------------       ------------------------------------
Margaret C. Begley                          Osbert M. Hood
Secretary                                   President

  Administration Agreement dated October 1, 2006, amended as of March 30, 2007

                                FORM OF Exhibit 1

                            ADMINISTRATION AGREEMENT

                                      Funds


Open-end Funds

Pioneer Bond Fund
Pioneer Emerging Markets Fund
Pioneer Equity Income Fund
Pioneer Equity Opportunity Fund
Pioneer Europe Select Equity Fund
Pioneer Fund
Pioneer Fundamental Growth Fund
Pioneer Global High Yield Fund
Pioneer Growth Shares
Pioneer High Yield Fund
Pioneer Ibbotson Asset Allocation Series
     Pioneer Ibbotson Aggressive Allocation Fund*
     Pioneer Ibbotson Conservative Allocation Fund*
     Pioneer Ibbotson Growth Allocation Fund*
     Pioneer Ibbotson Moderate Allocation Fund*
Pioneer Independence Fund
Pioneer International Equity Fund
Pioneer International Value Fund
Pioneer Mid Cap Growth Fund
Pioneer Mid Cap Value Fund
Pioneer Money Market Trust
     Pioneer Cash Reserves Fund
Pioneer Protected Principal Trust
     Pioneer Protected Principal Plus Fund
     Pioneer Protected Principal Plus Fund II
Pioneer Real Estate Shares
Pioneer Research Fund
Pioneer Select Equity Fund
Pioneer Select Value Fund
Pioneer Series Trust I
     Pioneer Oak Ridge Small Cap Growth Fund
     Pioneer Oak Ridge Large Cap Growth Fund
Pioneer Series Trust II
     Pioneer AmPac Growth Fund
     Pioneer AMT-Free CA Municipal Bond Fund
     Pioneer AMT-Free Municipal Bond Fund
     Pioneer Growth Leaders Fund
     Pioneer Growth Opportunities Fund
     Pioneer Small and Mid Cap Growth Fund
     Pioneer Tax Free Money Market Fund
Pioneer Series Trust III
     Pioneer Cullen Value Fund
Pioneer Series Trust IV
     Pioneer Classic Balanced Fund

     Pioneer Government Income Fund
     Pioneer Institutional Money Market Fund
     Pioneer International Core Equity Fund
     Pioneer Treasury Reserves Fund
Pioneer Series Trust V
     Pioneer Global Select Equity Fund
     Pioneer High Income Municipal Fund
     Pioneer Oak Ridge All Cap Growth Fund
     Pioneer Select Research Growth Fund
     Pioneer Select Research Value Fund
Pioneer Series Trust VI
     Pioneer Floating Rate Fund
Pioneer Short Term Income Fund
Pioneer Small Cap Value Fund
Poneer Strategic Income Fund
Pioneer Tax Free Income Fund
Pioneer Value Fund
Pioneer Variable Contracts Trust:
     Pioneer America Income VCT Portfolio
     Pioneer AmPac Growth VCT Portfolio
     Pioneer Balanced VCT Portfolio
     Pioneer Bond VCT Portfolio
     Pioneer Core Bond VCT Portfolio
     Pioneer Cullen Value VCT Portfolio
     Pioneer Emerging Markets VCT Portfolio
     Pioneer Equity Income VCT Portfolio
     Pioneer Equity Opportunity VCT Portfolio
     Pioneer Europe VCT Portfolio
     Pioneer Fund VCT Portfolio
     Pioneer Global High Yield VCT Portfolio
     Pioneer Growth Opportunities VCT Portfolio
     Pioneer Growth Shares VCT Portfolio
     Pioneer High Yield VCT Portfolio
     Pioneer Ibbotson Aggressive Allocation VCT Portfolio*
     Pioneer Ibbotson Growth Allocation VCT Portfolio*
     Pioneer Ibbotson Moderate Allocation VCT Portfolio*
     Pioneer International Value VCT Portfolio
     Pioneer Mid Cap Value VCT Portfolio
     Pioneer Money Market VCT Portfolio
     Pioneer Oak Ridge Large Cap Growth VCT Portfolio
     Pioneer Real Estate Shares VCT Portfolio
     Pioneer Small and Mid Cap Growth VCT Portfolio
     Pioneer Small Cap Value VCT Portfolio
     Pioneer Strategic Income VCT Portfolio
     Pioneer Value VCT Portfolio

Closed-end Funds
Pioneer Diversified High Income Trust*
Pioneer Floating Rate Trust*
Pioneer High Income Trust*
Pioneer Interest Shares
Pioneer Municipal High Income Trust*
Pioneer Municipal High Income Advantage Trust*
Pioneer Tax Advantaged Balanced Trust*

*    Certain Accounting Services provided by a third party.

Updated as of March 30, 2007.


By:
    ---------------------------------
Name: Vincent Nave
Title: Treasurer of Each Fund Listed
       Above

                                                                       Exhibit 2

                            ADMINISTRATION AGREEMENT

                               Accounting Services


Fund Accounting

Maintain all accounting records for Funds

     -    Calculate and report daily net asset values per share and yields

     -    Recommend income and capital gains distribution rates

     -    Prepare Funds' financial statements and assist in Fund audits

Shareholder Reporting and Audit Liaison

     - Prepare and file (via EDGAR) shareholder reports required by Rule 30e-1 under the 1940 Act and reports on Forms N-CSR, N-Q and N-SAR as required by Rules 30d-1 and 30b-1 under the 1940 Act

     - Manage the Funds' audit processes to ensure timely completion of financial statements and shareholder reports

     - Prepare reports related to advisory contract renewals for the Board of Trustees' review, as well as other materials that the Board may request from time to time

     - Provide financial information for prospectus updates and other regulatory filings

     - Prepare and furnish the Funds with performance information (including yield and total return information) calculated in accordance with applicable U.S. securities laws and report to external entities such information

Pricing and Corporate Actions

     - Ensure accuracy and timeliness of prices supplied by external sources to be used in daily valuations of all security positions held by each Fund

     -    Support corporate actions and bankruptcy proof of claim analyses

     - Validate hand communicate class action and bankruptcy proof of claim information

     -    Present periodic valuation reports to Funds' Boards of Trustees

Systems and Administration

     - Provide direction, supervision and administrative support to all Fund Accounting, Administration and Controllership (FAACS) teams providing Accounting Services hereunder

     - Provide systems support to users of Fund accounting and portfolio pricing software, and manage relationships with applicable software and hardware vendors

     - Develop and maintain applications and systems interfaces for FAACS teams

Controllership Services

     - Manage Fund expense payment cycles (e.g., timeliness and accuracy of payments, allocation of costs among Funds)

     -    Coordinate and standardize Fund expense accruals and budgeting

     -    Provide expense reports as required

     - Compile daily reports of shareholder transactions from all sources for entry into Fund books

     - Provide daily reconciliation of receivable, payable and share accounts between Funds' records and sources of shareholder transactions

     -    Manage the daily process to minimize "as of" gains and losses to Funds

     -    Communicate daily Fund prices

     - Provide information and consultation on financial matters relating to the Funds including, without limitation, dividend distributions, expense pro formas, expense accruals and other matters

Tax Services

     - Manage the Funds' federal, state and applicable local tax preparation and reporting

     -    Prepare fiscal and excise tax distribution calculations

     - Prepare and file federal, state and any local income tax returns, including tax return extension requests

     -    Prepare shareholder year-end reporting statements

     - Provide the appropriate amounts and characterization of distributions declared during the calendar year for Forms 1099 and similar reporting

     - Periodically review and determine distributions to be paid to shareholders pursuant to Sub Chapter M requirements

     - Consult with the Funds' Treasurer on various tax issues as they arise and with the Funds' auditors when appropriate

Updated as of January 1, 2006.

                                                                       Exhibit 3

                            ADMINISTRATION AGREEMENT

                                 Legal Services

Registration Statements, Proxy Statements and Related Securities and Exchange Commission ("SEC") Filings

     - Maintain SEC filing calendar for the Funds' Registration Statement filings

     - Prepare and file (via EDGAR) amendments to the Funds' Registration Statements, including preparing prospectuses and statements of additional information (SAIs)

     - Prepare and file (via EDGAR) supplements to the Funds' prospectuses and registration statements

     - Prepare and file (via EDGAR) Fund proxy statements; provide consultation on proxy solicitation matters (i.e., with regard to the solicitation and tabulation of proxies in connection with shareholder meetings; the coordination of the printing and distribution of proxy materials, etc.)

     - Review comments from the SEC on Fund Registration Statements and proxy statement filings and contribute to the preparation of responses to such comments

     - Conduct and manage use of software utilized to aid in maintaining content of disclosure in Fund prospectuses and SAIs, including related language database

     -    Prepare and file (via EDGAR) Rule 24f-2 Notices

     -    SEC Electronic Filing (EDGAR) Responsibilities

          - Maintain and develop enhancements to Pioneer's EDGAR-related systems and procedures, including contingency planning

          -    Maintain EDGAR related databases and document archives

          -    Liaison with third party EDGAR agents when necessary

Blue Sky Administration (State Registration)

     - Principal liaison with Blue Sky vendor (the fees and expenses of which are charged separately to the applicable Funds)

     - Coordinate SEC filing schedule and Fund documentation with Blue Sky vendor

     -    Monitor status of state filings with Blue Sky vendor

     -    Transfer Agent coordination

     -    Review Blue Sky vendor statements and invoices

     -    Conduct Blue Sky vendor due diligence, as appropriate

          -   Hiring oversight

          -   In-person meetings

          -   Independent audit of services

Shareholder Report Review and Support

     - Review annual and semi-annual shareholder reports, including review of text of footnotes, as well as management's discussion of Fund performance, Trustee and officer background information and other non-financial statement aspects of reports

     - Provide consulting to FAACS in meeting regulatory requirements applicable to financial statements

     - With Fund counsel and FAACS, review comments from the SEC on Fund financial statement filings and assist in the preparation of responses to such comments

Corporate Secretarial and Governance Matters

     - Maintain general calendar for Trustee meetings (including meetings of committees of Boards of Trustees); track items that require annual or other periodic review and/or approval by Trustees; coordinate meeting presentations

     - Maintain awareness of regulatory changes and track compliance dates with respect thereto

     - Prepare agenda and background materials for Trustee and Board committee meetings (i.e., memoranda, proposed resolutions), attend meetings, prepare minutes and follow up on matters raised at meetings

     - Review draft materials and coordinate review by Trustees and external personnel (i.e., Fund counsel and auditors)

     - Produce and distribute materials to Trustees and other meeting attendees

     - Oversee vendors and technology that facilitate assembly, production and distribution of Trustee materials

     -    Attend and assist in coordination of shareholder meetings

     - Monitor fidelity bond and directors' and officers' errors and omissions policies and make required filings with the SEC; act as principal liaison with Funds' insurance carriers and agents; coordinate amendments to and annual renewals of policies and coverage, including completion of materials for Board consideration

     - Maintain Fund records required by Section 31 of the 1940 Act and the rules thereunder, except those records that are either the responsibility of the Manager under the Management Contract with the Funds or otherwise are maintained by the Funds' other service providers (e.g., subadviser, custodian, transfer agent)

     - Maintain corporate records on behalf of the Funds, including, but not limited to, copies of minutes, contracts and Trustee meeting materials

Miscellaneous Services

     - Preparation and filing of the Funds' Form N-SAR, Form N-CSR, Form N-Q and Form N-PX filings

     - Prepare and make Section 16 filings on behalf of the officers and Trustees of the closed-end Funds

Updated as of January 1, 2006.

                                                                       Exhibit 4

                            ADMINISTRATION AGREEMENT

                               Compliance Services

     - Assist the Funds in responding to routine and non-routine regulatory inquiries, examinations and investigations

     - Provide consultation on regulatory matters relating to Fund operations and any potential changes in the Funds' investment policies, operations or structure

     - Develop or assist in developing guidelines and procedures to improve overall compliance by the Funds and their various agents

     - Oversee implementation and testing of the Funds' compliance-related policies and procedures

Updated as of January 1, 2006.